Tidal Trust V 485BPOS

Exhibit 99(h)(iii)(2)

SECOND AMENDMENT TO THE

 TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of December 16, 2025 (the “Agreement”), is entered into by and between TIDAL TRUST V, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	Defiance China Memory ETF

●	Defiance China Semiconductor ETF

●	Defiance CoinDesk 5 Equal Weight ETF

●	Defiance Helium and Strategic Gases ETF

●	Defiance Korea Semiconductor ETF

●	Defiance KSM Israel 120 ETF

●	Defiance Photonics ETF

WHEREAS, Section 13(e) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST V		U.S. BANCORP FUND SERVICES, LLC

By:	/s/Joel Weiss	By:	/s/Elizabeth Scalf

Name:	Joel Weiss	Name:	Elizabeth Scalf

Title:	Principal Executive Officer	Title:	Senior Vice President

Date:	8/25/2026	Date:	8/26/2026

Exhibit A to the Transfer Agent Servicing Agreement

Separate Series of Tidal Trust V

Name of ETF Series
RoboTaxi ETF
Defiance Compute ETF
Defiance Global Foundries ETF
Defiance Korea AI ETF
Defiance Situational Awareness Select ETF
Defiance Small Modular Reactor ETF
Defiance China Memory ETF
Defiance China Semiconductor ETF
Defiance CoinDesk 5 Equal Weight ETF
Defiance Helium and Strategic Gases ETF
Defiance Korea Semiconductor ETF
Defiance KSM Israel 120 ETF
Defiance Photonics ETF

Name of Mutual Fund Series

3